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                                                                   EXHIBIT 10.32

                     AMENDMENT NO. 2 TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      Amendment No. 2 dated as of January 1, 2003 to Amended and Restated Employment Agreement dated as of July l, 1999 between BRIGHTPOINT, INC., a Delaware corporation (the "Employer" or the "Company"), and J. Mark Howell (the "Employee").

      WHEREAS, the Employer and the Employee have entered into an amended and restated employment agreement dated as of July 1, 1999, as amended by that certain amendment dated January 1, 2001 (the "Employment Agreement");

      WHEREAS, Employer and Employee wish to amend the sections of the Employment Agreement as provided below to reflect the change in the description of the Employee's specified duties and responsibilities in the Employment Agreement and the increase in the base salary of the Employee that was recently approved by the Company;

      NOW, THEREFORE, the Employer and Employee hereby amend sections 2.A and 3.A of the Employment Agreement to provide as follows:

      2.    Employee Duties

            "A. During the term of this Agreement, the Employee shall have the duties and responsibilities of President of the Employer, reporting directly to the Chairman of the Board of the Employer and the Board of Directors of the Employer (the "Board"). It is understood that such duties and responsibilities shall be reasonably related to the Employee's position."

      3.    Compensation.

            "A. During the term of this Agreement, the Employer shall pay the Employee a salary (the "Salary") at a rate of $400,000 per annum in respect of each Employment Year, payable in equal installments bi-weekly, or at such other times as may mutually be agreed upon between the Employer and the Employee. Such Salary may be increased from time to time at the discretion of the Board."

Except as provided above, all other provisions of the Employment Agreement shall remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                           BRIGHTPOINT, INC.


                                           By:  /s/ Robert J. Laikin
                                                --------------------------------
                                                Name: Robert J. Laikin
                                                Title: Chairman of the Board and
                                                Chief Executive Officer


                                           By:  /s/ J. Mark Howell
                                                --------------------------------
                                                Name:  J. Mark Howell